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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NRG Energy, Inc. of our reports dated March 10, 2004, except as to Notes 6, 20, 30 and 31, which are as of October 29, 2004, relating to the NRG Energy, Inc. consolidated financial statements and financial statement schedules, which appear in NRG Energy, Inc.'s Annual Report on Form 10-K Amendment No. 2 for the year ended December 31, 2003. We also consent to the incorporation by reference of our reports dated March 10, 2004 relating to the financial statements and financial statement schedules of Louisiana Generating LLC, NRG Northeast Generating LLC, Indian River Power LLC, NRG MidAtlantic Generating LLC, NRG South Central Generating LLC, NRG Eastern LLC and NRG Northeast Generation Holding LLC, which appear in NRG Energy, Inc.'s Annual Report on Form 10-K Amendment No. 2 for the year ended December 31, 2003. We also consent to the incorporation by reference of our reports dated October 29, 2004 relating to the financial statements and financial statement schedule of NRG International LLC, which appear in NRG Energy, Inc.'s Annual Report on Form 10-K Amendment No. 2 for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 3, 2004